UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 4, 2015

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35149 (Commission File Number)	27-4683816 (I.R.S. Employer Identification No.)

44 South Broadway

White Plains, New York 10601

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 4, 2015 Universal American Corp. announced that it completed the sale of its APS Healthcare Puerto Rico subsidiaries to an affiliate of the Metro Pavia Health System.  The purchase price for the transaction was approximately $26.5 million.  APS Puerto Rico provides managed behavioral health services under the Government Health Plan Medicaid program under a contract that terminates on March 31, 2015.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any company filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 4, 2015

UNIVERSAL AMERICAN CORP.

By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: SVP, General Counsel and Secretary